Exhibit g.2.i

AMENDMENT AND JOINDER

TO

FOREIGN CUSTODY MANAGER AGREEMENT

This Amendment (“Amendment”) dated August 27, 2020 (“Effective Date”) is by and between Duff & Phelps Select MLP and Midstream Energy Fund Inc., Virtus Alternative Solutions Trust, VATS Offshore Fund, Ltd., Virtus Asset Trust, Virtus Equity Trust, Virtus Global Multi-Sector Income Fund, Virtus Opportunities Trust, Virtus Retirement Trust, Virtus Total Return Fund Inc. and Virtus Variable Insurance Trust, (each, the “Fund” and collectively, the “Funds”) and The Bank of New York Mellon (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Virtus Alternative Solutions Trust entered into a Foreign Custody Manager Agreement dated as of March 21, 2014, as amended (the “FCM Agreement”) relating to BNY Mellon’s provision of foreign custody services.

B.	A Joinder to Foreign Custody Manager Agreement was entered into among the parties other than VATS Offshore Fund, Ltd., on December 1, 2018 and effective as of September 11, 2017 and Amendments to Foreign Custody Manager Agreement were entered into among the parties other than VATS Offshore Fund, Ltd., on March 8, 2019, May 22, 2019 and September 1, 2019 and November 15, 2019 for the purpose of adding and/or removing certain Funds.

C.	BNY Mellon and each Fund desire that each Fund be a party to the FCM Agreement and receive the foreign custody management services set forth in the FCM Agreement and desire to amend the FCM Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	By executing this Amendment and Joinder, each Fund and BNY Mellon agree to become a party to, and be bound by, and to comply with the terms of the FCM Agreement in the same manner as if each of the undersigned were an original signatory to the FCM Agreement. For the avoidance of doubt, each Fund listed at Annex I shall be considered to have a separate agreement with such Fund and BNY Mellon and hereby appoints BNY Mellon to provide foreign custody management services in accordance with the terms set forth in the FCM Agreement. BNY Mellon accepts such appointment and agrees to furnish such services. For clarity, even if a Fund is not registered under the U.S. Investment Company Act of 1940, the Fund is intended to be a party under the FCM Agreement.

2.	Annex I to the FCM Agreement is hereby deleted in its entirety and replaced with Annex I attached hereto.

3.	Miscellaneous.

(a)	Capitalized terms not defined in this Agreement shall have the same meanings as set forth in the FCM Agreement. In the event of a conflict between the terms hereof and the FCM Agreement this Agreement shall control.

(b)	As hereby amended and supplemented, the FCM Agreement shall remain in full force and effect.

(c)	The FCM Agreement, as supplemented hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Agreement shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

(e)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC.

VIRTUS ALTERNATIVE SOLUTIONS TRUST

VATS OFFSHORE FUND, LTD.

VIRTUS ASSET TRUST

VIRTUS EQUITY TRUST

VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

VIRTUS OPPORTUNITIES TRUST

VIRTUS RETIREMENT TRUST

VIRTUS TOTAL RETURN FUND INC.

VIRTUS VARIABLE INSURANCE TRUST

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	EVP, CFO and Treasurer

THE BANK OF NEW YORK MELLON

By:	/s/ Donald Brophy
Name:	Donald Brophy
Title:	Vice President

ANNEX I

THIS ANNEX I, dated as of August 27, 2020, is the Annex I to that certain Foreign Custody Manager Agreement dated as of March 21, 2014, as amended, between each investment company on Annex I and The Bank of New York Mellon.

List of Funds and Series

Fund:	DUFF & PHELPS SELECT MLP AND MIDSTREAM ENERGY FUND INC. (formerly, Duff & Phelps Select Energy MLP Fund Inc.)

Fund:	VIRTUS ALTERNATIVE SOLUTIONS TRUST

Series:

Virtus Aviva Multi-Strategy Target Return Fund

Virtus Duff & Phelps Select MLP and Energy Fund

Virtus KAR Long/Short Equity Fund

Fund:	VATS OFFSHORE FUND, LTD.1

Fund:	VIRTUS ASSET TRUST

Series:

Virtus Ceredex Large-Cap Value Equity Fund

Virtus Ceredex Mid-Cap Value Equity Fund

Virtus Ceredex Small-Cap Value Equity Fund

Virtus Seix Core Bond Fund

Virtus Seix Corporate Bond Fund

Virtus Seix Floating Rate High Income Fund

Virtus Seix High Grade Municipal Bond Fund

Virtus Seix High Income Fund

Virtus Seix High Yield Fund

Virtus Seix Investment Grade Tax-Exempt Bond Fund

Virtus Seix Short-Term Bond Fund

Virtus Seix Short-Term Municipal Bond Fund

Virtus Seix Total Return Bond Fund

Virtus Seix U.S. Mortgage Fund

Virtus Seix U.S. Government Securities Ultra-Short Bond Fund

Virtus Seix Ultra-Short Bond Fund

Virtus SGA International Growth Fund

Virtus Silvant Large-Cap Growth Stock Fund

Virtus Silvant Small-Cap Growth Stock Fund

Virtus Zevenbergen Innovative Growth Stock Fund

1 Effective September 1, 2020.

Fund:	VIRTUS EQUITY TRUST

Series:

Virtus KAR Capital Growth Fund

Virtus KAR Equity Income Fund (formerly, Virtus Rampart Enhanced Core Equity Fund)

Virtus KAR Global Quality Dividend Fund

Virtus KAR Mid-Cap Core Fund

Virtus KAR Mid-Cap Growth Fund

Virtus KAR Small-Cap Core Fund

Virtus KAR Small-Cap Growth Fund

Virtus KAR Small-Cap Value Fund

Virtus KAR Small-Mid Cap Core Fund

Virtus SGA Global Growth Fund

Virtus SGA Emerging Markets Growth Fund

Virtus Tactical Allocation Fund

Fund:	VIRTUS GLOBAL MULTI-SECTOR INCOME FUND

Fund:	VIRTUS OPPORTUNITIES TRUST

Series:

Virtus Duff & Phelps Global Infrastructure Fund

Virtus Duff & Phelps Global Real Estate Securities Fund

Virtus Duff & Phelps International Real Estate Securities Fund

Virtus Duff & Phelps Real Estate Securities Fund

Virtus Duff & Phelps Real Asset Fund (formerly Virtus Rampart Alternatives Diversifier Fund) (name change effective February 28, 2020)

Virtus FORT Trend Fund (formerly, Virtus Rampart Equity Trend Fund)

Virtus KAR Emerging Markets Small-Cap Fund

Virtus KAR International Small-Cap Fund

Virtus KAR International Small-Mid Cap Fund

Virtus Newfleet Core Plus Bond Fund

Virtus Newfleet High Yield Fund

Virtus Newfleet Low Duration Core Plus Bond Fund

Virtus Newfleet Multi-Sector Intermediate Bond Fund

Virtus Newfleet Multi-Sector Short Term Bond Fund

Virtus Newfleet Senior Floating Rate Fund

Virtus Newfleet Tax-Exempt Bond Fund

Virtus Rampart Multi-Asset Trend Fund2

Virtus Rampart Sector Trend Fund2

Virtus Vontobel Emerging Markets Opportunities Fund

Virtus Vontobel Foreign Opportunities Fund

2 Fund expected to merge into Virtus Tactical Allocation Fund, a series of Virtus Equity Trust, on or about September 18, 2020, if approved by shareholders. Will not appear on future versions of Schedule I if such merger occurs as expected.

Virtus Vontobel Global Opportunities Fund

Virtus Vontobel Greater European Opportunities Fund

Fund:	VIRTUS RETIREMENT TRUST

Series:

None

Fund:	VIRTUS TOTAL RETURN FUND INC.

Fund:	VIRTUS VARIABLE INSURANCE TRUST

Series:

Virtus Duff & Phelps Real Estate Securities Series

Virtus KAR Capital Growth Series

Virtus KAR Equity Income Series (formerly, Virtus Rampart Enhanced Core Equity Series)

Virtus KAR Small-Cap Growth Series

Virtus KAR Small-Cap Value Series

Virtus Newfleet Multi-Sector Intermediate Bond Series

Virtus SGA International Growth Series

Virtus Strategic Allocation Series